Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL DATA

The following Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2018 combine (1) the historical Consolidated Statements of Operations of Pacific Premier Bancorp, Inc. (“Pacific Premier”) for the twelve months ended December 31, 2018 and (2) the historical Consolidated Statements of Income of Grandpoint Capital, Inc. (“Grandpoint”) for the six months ended June 30, 2018, giving effect to Pacific Premier’s acquisition of Grandpoint as if the acquisition had become effective at January 1, 2018, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations. Although pro forma financial information is not a measurement of performance calculated in accordance with U.S. generally accepted accounting principles, Pacific Premier believes that pro forma financial information is important because it gives effect to the acquisition. The manner in which Pacific Premier calculates pro forma financial information may differ from similarly titled measures reported by other companies.

The Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations included is presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the results of operations that would have occurred if the acquisition had been completed on the dates or at the beginning of the period indicated or which may occur in the future. The Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations has been derived from and should be read in conjunction with the respective period’s historical consolidated financial statements and the related notes of Pacific Premier and Grandpoint. The historical consolidated financial statements of Pacific Premier are included in Pacific Premier’s Annual Report on Form 10-K for the year ended December 31, 2018. The historical unaudited condensed consolidated financial statements of Grandpoint as of June 30, 2018 and for the three- and six-month periods ended June 30, 2018 are attached as Exhibit 99.1 to the Current Report on Form 8-K filed by Pacific Premier with this Exhibit 99.2 on April 23, 2019.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during the periods presented.

The Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations is qualified by the statements set forth under this caption and should not be considered indicative of the market value of Pacific Premier’s common stock or the actual or future results of operations of Pacific Premier for any period. Actual results may be materially different than the pro forma information presented.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2018

	Historical Pacific Premier	Historical Grandpoint	Pro Forma Adjustments for Grandpoint Acquisition	Footnote Reference	Pro Forma Combined with Grandpoint
	(Dollars in thousands, except per share data)

Interest income	$448,423	$65,882	$10,265	(1)	$524,570
Interest expense	55,712	8,394	(30)	(2)	64,076
Net interest income before provision for loan losses	392,711	57,488	10,295		460,494
Provision for credit losses	8,253	(13)	—		8,240
Net interest income after provision for loan losses	384,458	57,501	10,295		452,254
Noninterest income	31,027	2,514	—		33,541
Noninterest expense	249,905	52,394	(25,250)	(3)	277,049
Income before income tax	165,580	7,621	35,545		208,746
Income tax	42,240	(2,604)	9,068		48,704
Net income	$123,340	$10,225	$26,477		$160,042

Earnings per share
Basic	$2.29				$2.59
Diluted	2.26				2.56
Weighted average common shares outstanding
Basic	53,963,047		7,814,285	(4)	61,777,332
Diluted	54,613,057		7,814,285	(4)	62,427,342

The accompanying Notes are an integral part of the Unaudited Pro Forma Combined Condensed Consolidated Financial Data.

Note A — Basis of Presentation

The Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations and explanatory notes for the twelve months ended December 31, 2018 combine the historical Consolidated Statement of Operations of Pacific Premier for such period and the historical Consolidated Statement of Income of Grandpoint for the six months ended June 30, 2018, giving effect to Pacific Premier’s acquisition of Grandpoint as if the acquisition had become effective at the beginning of the period presented, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations.

Since the acquisition is recorded using the acquisition method of accounting, certain anticipated costs associated with the acquisition such as professional fees, legal fees and conversion-related expenses are not reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations.

For purposes of the Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2018, Pacific Premier assumed no adjustments to the historical amounts of Grandpoint’s provision for loan losses. If such adjustments were estimated, there could be an increase or a reduction to the historical amounts of Grandpoint’s provisions for credit losses presented.

Note B — Merger and Acquisition Integration Costs

The integration of Pacific Premier’s and Grandpoint’s operations, which includes assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies, is complete. Certain decisions arising from these assessments involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain furniture and equipment. Pacific Premier incurred merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. There are costs associated with these actions, and upon execution, the costs are recorded based on the nature of the actual cost and in the period incurred. The integration and system conversion of Grandpoint was completed in October 2018.

Note C — Estimated Annual Cost Savings

Pacific Premier expects to realize cost savings following the acquisition. These cost savings, which are exclusive of non-recurring transaction-related expenses, are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note D — Pro Forma Adjustments

The following pro forma adjustments have been reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations. All adjustments are based on current assumptions and valuations, which are subject to change.

(1)         The amortization/accretion of fair value adjustments related to loans over the estimated lives of the related asset, which approximate 48 months, based on sum of year digits accelerated method.

(2)         The amortization/accretion of fair value adjustments related to deposits and long-term debt are recognized over 48 months, based on sum of year digits accelerated method, and 60 months straight lined, respectively.

(3)         Adjustment reflects the elimination of nonrecurring transaction costs of $32.1 million incurred by the parties in connection with the acquisition prior to the acquisition date, partially offset by $6.1 million of amortization of core deposit intangibles over a ten-year life, based on sum of year digits accelerated method, and $777 thousand of fixed asset depreciation straight lined over 24 months.

(4)         Adjustment reflects the six-month weighted average shares of Grandpoint common stock outstanding, as adjusted for the exchange ratio of 0.4750.